UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2024

Celularity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Park Ave
Florham Park, New Jersey	07932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-tenth of one share of Class A Common Stock at an exercise price of $11.50 per share	CELUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2024, the board of directors, or the Board, of Celularity Inc., or Celularity, appointed Richard J. Berman, as a Class II director to fill the vacancy left by the resignation of Robin L. Smith, M.D. as reported by Celularity on December 29, 2023, to serve until his successor is elected and qualified, or, if earlier, until his death, disability, resignation, disqualification or removal. The Board appointed Mr. Berman to the Audit Committee effective immediately, having determined that Mr. Berman qualifies as “independent” in accordance with Nasdaq’s listing requirements, including those requirements specifically applicable to audit committee members. Mr. Berman was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person or party nor is Mr. Berman a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Berman will receive compensation as a non-employee director in accordance with Celularity’s non-employee director compensation practices as described in Celularity’s definitive proxy statement for the 2023 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on May 1, 2023. In this regard, Mr. Berman was granted an option to purchase shares of Celularity’s Class A common stock having a value of $300,000 on the grant date, or 118,111 shares, under Celularity’s 2021 Equity Incentive Plan, or the 2021 Plan. The shares underlying the option will vest in three successive equal annual installments measured from the date of grant, subject to Mr. Berman’s continuous service (as defined in the 2021 Plan) through the applicable vesting dates. The option has an exercise price of $3.01 per share (the closing sales price of Celularity’s Class A common stock on August 27, 2024 as reported on the Nasdaq Capital Market) and a term of 10 years, subject to earlier termination following Mr. Berman’s cessation of continuous service.

In connection with Mr. Berman’s appointment to the Board, Celularity entered into its standard indemnification agreement with Mr. Berman, which requires Celularity, under the circumstances and to the extent provided for therein, to indemnify Mr. Berman to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by him in certain circumstances.

Item 7.01 Regulation FD Disclosures.

On August 28, 2024, Celularity issued a press release announcing Mr. Berman’s appointment to the Board. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 8.01 Other Events.

In connection with the vacancy created by the departure of Marc Mazur as reported by Celularity on August 5, 2024, and in accordance with Celularity’s Second Amended and Restated Certificate of Incorporation, the Board resolved to reduce the number of directors from seven directors to six directors and reduce the number of directors in Class III (with a term expiring in 2024) from two directors to one director.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release dated August 28, 2024
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELULARITY INC.

Date:	August 28, 2024	By:	/s/ Robert J. Hariri
Robert J. Hariri, M.D., Ph.D. Chairman and CEO